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                                                                     Exhibit 5.1

                          [VINSON & ELKINS LETTERHEAD]

                                  May 16, 2003


The Shaw Group Inc.
4171 Essen Lane
Baton Rouge, Louisiana 70809

Ladies and Gentlemen:

      We have acted as counsel for The Shaw Group Inc., a Louisiana corporation (the "Company"), and certain of its subsidiaries with respect to with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act") of (i) the offer and exchange by the Company (the "Exchange Offer") of $253,029,000 aggregate principal amount of its 10 -3/4% Senior Notes Due 2010 (the "Initial Notes"), for a new series of notes bearing substantially identical terms and in like principal amount (the "Exchange Notes") and (ii) the guarantees (the "Guarantees") of certain subsidiaries of the Company listed in the Registration Statement as guarantors (the "Subsidiary Guarantors") of the Initial Notes and the Exchange Notes. The Initial Notes and the Exchange Notes are collectively referred to herein as the "Notes". The Initial Notes were issued, and the Exchange Notes will be issued, under an Indenture dated as of March 17, 2003 among the Company, the Subsidiary Guarantors and The Bank of New York, as Trustee (the "Indenture"). The Exchange Offer will be conducted on such terms and conditions as are set forth in the prospectus contained in the Registration Statement to which this opinion is an exhibit.

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Indenture and
(iii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, that the Exchange Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and other matters of state and local law as we considered appropriate for purposes of the opinions hereafter expressed.

      Based on the foregoing, we are of the opinion that, when the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, (1) such Exchange Notes will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization
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The Shaw Group Inc.
Page 2
May 16, 2003

or other law relating to or affecting creditors' rights generally and general principles of equity, and (2) the Guarantees of the Subsidiary Guarantors remain valid and binding obligations of such subsidiaries, enforceable against each such Subsidiary Guarantor in accordance with their terms, except in each case as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity.

      We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

      We are members of the bar of the State of Texas. We have relied as to matters of Louisiana law on the opinion of Kantrow Spaht Weaver & Blitzer (A Professional Law Corporation), which opinion is also filed as an exhibit to the Registration Statement. The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the laws of the State of New York and the State of Texas, the Delaware General Corporation Law and, in reliance on the opinion of Kantrow Spaht Weaver & Blitzer (A Professional Law Corporation), the laws of the State of Louisiana; and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                          Very truly yours,
                                          /s/ Vinson & Elkins L.L.P.